SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                              TUCKER ANTHONY SUTRO
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X|  No fee required.
   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4)      Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   |_|  Fee paid previously with preliminary materials:
   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1)  Amount previously paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Dated                                                            Filed:

                       INFORMATION CONCERNING PARTICIPANTS


Tucker Anthony Sutro (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the proposed merger between the Company and a wholly owned subsidiary of Royal Bank of Canada. The participants in this solicitation may be deemed to include the directors and executive officers of the Company. As of March 28, 2001, the directors and executive officers of the Company as a group beneficially owned approximately 24.8% of the Company's outstanding common stock. Additional information about the directors and executive officers of the Company is included in the Company's proxy statement for its 2001 Annual Meeting of Shareholders dated April 2, 2001. Information will also be included in a proxy statement to be filed by the Company in connection with the proposed merger. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov) or by contacting Tucker Anthony Sutro, One Beacon Street, Boston, Massachusetts, 02108, Attention Kenneth S. Klipper, Executive Vice President and Chief Financial Officer, telephone (888) 949-7000.


INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE PROPOSED TRANSACTION.


The following is a press release issued by the Company and RBC on August 1, 2001:


                          [Tucker Anthony Sutro logo]

                     ROYAL BANK OF CANADA AGREES TO ACQUIRE
                        TUCKER ANTHONY SUTRO CORPORATION


                TO BE MERGED WITH US BROKER-DEALER, DAIN RAUSCHER

BOSTON (AUG. 1, 2001) - Royal Bank of Canada (TSE, NYSE: RY) and Tucker Anthony Sutro Corporation (NYSE: TA) today announced they have signed a definitive agreement by which Royal Bank will acquire Tucker Anthony Sutro and merge it with the bank's US broker-dealer, Minneapolis-based Dain Rauscher Incorporated. The combination will create the ninth largest full-service securities firm in the US, with nearly 2,100 investment executives serving individual clients from coast to coast.

      As a result of the merger, shareholders will receive US$24 per share in cash. The equity value of the transaction is US$625 million on a diluted basis. The merger is subject to approval by Canadian and US regulators and stockholders of Tucker Anthony Sutro, and to other customary closing conditions. The transaction is expected to close in the fall pending these approvals.

      Following the transaction, the name of the combined entity will be changed to RBC Dain Rauscher.


      "The acquisition of Tucker Anthony Sutro is consistent with our North American growth strategy," stated Gordon M. Nixon, Royal Bank's president and chief executive officer. "The firm adds substantial talent and critical mass to the US growth platform we established with the purchase of Dain Rauscher earlier this year, and provides the geographic coverage the wealth management businesses need to become truly national in scope."


      "We are very pleased to be aligning with such a strong and strategically like-minded partner," said John H. Goldsmith, chairman and CEO of Tucker Anthony Sutro. "Dain Rauscher and Tucker Anthony have similar histories, values and goals. This transaction is driven by a shared commitment to continue providing high quality client service and advice. We are convinced that by combining our resources, we will be better able to serve our clients with the same excellence that has been our hallmark for over 100 years."

                                    - MORE -

      The newly expanded RBC Dain Rauscher will continue to be based in Minneapolis under the leadership of Irving Weiser, chairman, president and chief executive officer, Dain Rauscher. It also becomes the ninth largest full-service securities firm in North America, based on the number of investment executives.

      "We believe this merger of similar firms will result in an organization that is greater than the sum of its parts," Weiser said, noting that the merger strengthens each of the firm's major business units." Dain Rauscher and Tucker Anthony have a similar heritage: we are client-focused, service oriented and entrepreneurial. This combination positions us well to compete on a national scale."

      Goldsmith will become vice chairman of RBC Dain Rauscher, and John F. Luikart, president of Tucker Anthony Sutro and chairman and CEO, Sutro & Company, will become executive vice president.

      Tucker Anthony Sutro has a significant US distribution capability that includes nearly 1,000 private client investment executives and more than 80 offices in 22 states, located predominantly on the east and west coasts. Its retail client base includes 300,000 accounts representing assets under administration of $48 billion. The acquisition creates a strong US wealth management platform with a combined sales force of nearly 2,100 investment executives and a network of 165 brokerage offices in 41 states. In North America, Royal Bank of Canada's wealth management presence will grow to more than 3,500 investment advisers with nearly 300 brokerage offices, $177 billion in assets under administration and $81 billion in assets under management.

      With the merger, Dain Rauscher also acquires Tucker Anthony Sutro's fixed income and equity capital markets groups, and its asset management business. Tucker Anthony's fixed income capital markets group has municipal and taxable investment banking, sales and trading capabilities primarily in California, Pennsylvania, New Jersey, New York and Massachusetts. On a pro forma basis, the combined entity would become a top-five municipal underwriter (full credit to each manager), with an expanded franchise in large markets on the east and west coasts.


                                    - MORE -

      Tucker Anthony Sutro Capital Markets includes an M&A business that is one of the leading advisors to middle market companies in the US, bringing the combined group's middle-market ranking into the top 10 nationally, as measured by the number of completed transactions.

      Tucker Anthony Sutro's asset management subsidiaries, Freedom Capital Management and Cleary Gull Investment Management Services, have $11 billion in assets under management. The acquisition would nearly double the size of Dain Rauscher's asset management business to $26 billion.

      The acquisition of Tucker Anthony Sutro extends Royal Bank of Canada's growing US financial services platform. In addition to Dain Rauscher, Royal Bank's US operations include: North Carolina-based RBC Centura Banks Inc., which provides a complete line of banking, investment, insurance, leasing and asset management services; Prism Financial of Chicago, a mortgage originator and broker; and Liberty Life and Liberty Insurance Services, a life and health insurance company and a full-service administration company. RBC Dominion Securities also has corporate and investment banking operations in New York and Greenwich.

      In connection with the merger agreement, Tucker Anthony Sutro has granted to Royal Bank a customary option to purchase up to 19.9 percent of its outstanding common stock under limited circumstances. In addition, certain stockholders of Tucker Anthony Sutro, representing in the aggregate approximately 19 percent of the outstanding Tucker Anthony Sutro shares, executed a voting agreement with Royal Bank pursuant to which such stockholders agreed to vote in favor of the acquisition.

ABOUT TUCKER ANTHONY SUTRO
      Tucker Anthony Sutro (NYSE: TA), based in Boston, is a leading full-service financial services company with approximately 2,700 employees. Its core businesses include retail services, trading, capital markets and asset management. Tucker Anthony Sutro's business units include: Tucker Anthony Incorporated, a full-service brokerage and investment firm, and its divisions:
Tucker Anthony Sutro Capital Markets, providing investment banking, equity research, institutional sales, trading and syndication services; Gibraltar Securities, based in New Jersey, a municipal finance and

                                    - MORE -
underwriting brokerage and investment advisory firm, and Branch Cabell, based in Virginia, providing retail brokerage and investment advisory services for individuals and institutions; Sutro & Co., Inc., a West Coast brokerage and investment banking firm; Hill Thompson Magid & Co., a New Jersey-based wholesale OTC trading firm; Freedom Capital Management Corporation, a Boston-based asset management firm; and Cleary Gull Investment Management
Services, Inc., a Milwaukee-based asset management firm.   For investor
information, please call 1-888-949-7000.

ABOUT DAIN RAUSCHER CORPORATION
      Dain Rauscher Corporation, a wholly owned subsidiary of Royal Bank of Canada (TSE, NYSE: RY), is a full-service securities firm with 1,110 investment executives and 4,100 employees. The company's broker-dealer, Dain Rauscher Incorporated, serves individual investors and small business owners through offices located predominantly in the western half of the United States, and capital markets and correspondent clients in select US and international markets. Founded in 1909, Dain Rauscher Incorporated is a member of the New York Stock Exchange and other major securities exchanges, as well as the Securities Investor Protection Corp. The company's headquarters are located at Dain Rauscher Plaza, 60 S. Sixth St., in Minneapolis.

ABOUT ROYAL BANK OF CANADA
        Royal Bank of Canada (TSE, NYSE: RY) is a diversified financial services company. It provides personal and commercial banking, wealth management services, insurance, corporate and investment banking, and transaction processing on a global basis. The company employs more than 57,000 people who serve more than 10 million personal, business and public sector customers in North America and in some 30 countries around the world.

      RBC Investments is Royal Bank of Canada's wealth management platform, providing professional investment products and services to affluent clients worldwide. In Canada, RBC Investments is the largest full-service brokerage, the second largest self-directed brokerage, and the third largest mutual fund provider. RBC Investments has international reach with its global investment management capabilities as well as its global private banking operations in key international jurisdictions.

        For more information about Royal Bank of Canada, please visit www.royalbank.com.
-----------------

INVESTOR CONTACTS:
Nabanita Merchant, Senior Vice President, Investor Relations, Royal Bank
(416) 955-7803
Anthony Ostler, Senior Manager, Investor Relations, Royal Bank (416) 955-7804

MEDIA CONTACTS:
Minneapolis   Dan Callahan    (612) 313-1234    Dain Rauscher
Toronto       Beja Rodeck     (416) 974-5506    Royal Bank
Boston        Mary T. Conway  (617) 244-9682    Tucker Anthony Sutro
              Conway Communications

CONFERENCE CALLS:

Analysts & Investors: Royal Bank of Canada invites interested investors to
---------------------
listen to its telephone conference call with analysts and institutional investors at 11:00 a.m. EDT, Wednesday, Aug. 1, 2001 and archived commencing at 1:00 p.m. EDT


o     Live Telephone Access: 1-888-740-4844 (please call between 10:50 a.m.
      and 10:58 a.m. EDT)
o Phone recording: Available from 1:00 p.m. EDT, August 1, 2001 to midnight, August 17, 2001, by dialing 1-800-558-5253 (reservation number - 19480575).
o     Internet: www.royalbank.com/investorrelation/conference.html
                --------------------------------------------------

Slides from this presentation will be referred to during the analysts' call. Slide presentation available at:
www.royalbank.com/investorrelation/invpres.html
-----------------------------------------------

JOINT MEDIA CONFERENCE CALL: Royal Bank of Canada and Tucker Anthony Sutro invite interested media to a joint media conference call, which will commence at 12:00 p.m. EDT

Telephone: 1-877-399-3478, or in the Twin Cities at 1-612-313-1002
Access meeting ID: #3662

A recording of the media call will be available for replay for seven days using the same phone numbers and meeting access ID #3662

Tucker Anthony Sutro (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the proposed merger between the Company and a wholly owned subsidiary of Royal Bank of Canada. The participants in this solicitation may be deemed to include the directors and executive officers of the Company. As of March 28, 2001, the directors and executive officers of the Company as a group beneficially owned approximately 24.8% of the Company's outstanding common stock. Additional information about the directors and executive officers of the Company is included in the Company's proxy statement for its 2001 Annual Meeting of Shareholders dated April 2, 2001. Information will also be included in a proxy statement to be filed by the Company in connection with the proposed merger. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov) or by contacting Tucker Anthony Sutro, One Beacon Street, Boston, Massachusetts, 02108, Attention Kenneth S. Klipper, Executive Vice President and Chief Financial Officer, telephone (888) 949-7000.

SAFE HARBOR

This news release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward-looking statements.

Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that closing conditions will not be satisfied, that regulatory approvals will not be obtained or that the shareholders of Tucker Anthony Sutro will not approve the merger.

Statements regarding the expected benefits of the transaction are subject to the following risks: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased competition and its effect on the combined Company; the general economic conditions, either internationally, nationally or in the states in which the combined companies will be doing business, will be less favorable than expected; the general risks associated with the companies' business; and that legislation or regulatory changes adversely affect the businesses in which the combined companies would be engaged.

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